UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2015

BioCorRx® Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Supply and Distribution Agreement with Pain Mechanix

On December 1, 2015, BioCorRx® Inc., a Nevada corporation (the "Company"), entered into a five year Supply and Distribution agreement (the "Pain Mechanix Distribution Agreement") with Pain Mechanix ("Pain Mechanix"). The Company is involved in establishing certain addiction therapeutic and programs (the "BioCorRx® Recovery Program") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen (the "Naltrexone Implant") coupled with life coaching/counseling sessions from specialized life coaches/counselors.

In accordance with the terms and provisions of the Pain Mechanix Distribution Agreement: (i) the Company has granted to Pain Mechanix, for the term of the Pain Mechanix Distribution Agreement, a right to distribute the BioCorRx® Recovery Program, including purchase of the Naltrexone Implant, in the Territory, which is defined in the Pain Mechanix Distribution Agreement as the office Pain Mechanix, located at 4540 East Baseline Rd., Suite 119, Mesa, Arizona 85206, (ii) the Company has agreed to the furnish Pain Mechanix at no additional cost, educational resources, research findings and educational materials, resources and information associated with effective uses of the Naltrexone Implant and the BioCorRx® Recovery Program, and (iii) Pain Mechanix has agreed to pay to the Company a program access fee for each BioCorRx® Recovery Program, which includes access to the Naltrexone Implant, which fee may be renegotiated following a 18 month period from the execution date.

The Pain Mechanix Distribution Agreement may be terminated (i) in the event of the bankruptcy or insolvency of either party, (ii) if either party is in material breach of or in non-compliance with any of the terms of the Pain Mechanix Distribution Agreement and such breach is not cured within thirty days of the date of notice, or (iii) upon mutual agreement of the parties. Either the Company or Pain Mechanix may elect to non-renew the Pain Mechanix Distribution Agreement by providing written notice to the other party at least sixty days prior to the date upon which the Pain Mechanix Distribution Agreement will expire.

Supply and Distribution Agreement with SL Solutions, LLC

On December 1, 2015, BioCorRx® Inc, entered into a five year Supply and Distribution agreement (the "SL Solutions Agreement") with SL Solutions, LLC ("SL Solutions"). The Company is involved in establishing certain addiction therapeutic and rehabilitation programs (the "BioCorRx® Recovery Program") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen (the "Naltrexone Implant") coupled with life coaching/counseling sessions from specialized life coaches/counselors.

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In accordance with the terms and provisions of the SL Solutions Agreement: (i) the Company has granted to SL Solutions, for the term of the SL Solutions Agreement, a right to distribute the BioCorRx® Recovery Program, including purchase of the Naltrexone Implant, in the Territory, which is defined in the SL Solutions Agreement as the office of the SL Solutions; located at 1370 Pabst Farms Circle, Suite 340a, Oconomowoc, WI 53066, (ii) the Company has agreed to the furnish SL Solutions at no additional cost, educational resources, research findings and educational materials, resources and information associated with effective uses of the Naltrexone Implant and the BioCorRx® Recovery Program, and (iii) SL Solutions has agreed to pay to the Company a program access fee for each BioCorRx® Recovery Program, which includes access to the Naltrexone Implant, which fee may be renegotiated following a 18 month period from the execution date.

The SL Solutions Agreement may be terminated (i) in the event of the bankruptcy or insolvency of either party, (ii) if either party is in material breach of or in non-compliance with any of the terms of the SL Solutions Agreement and such breach is not cured within thirty days of the date of notice, or (iii) upon mutual agreement of the parties. Either the Company or SL Solutions may elect to non-renew the SL Solutions Agreement by providing written notice to the other party at least sixty days prior to the date upon which the SL Solutions Agreement will expire.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Supply and Distribution Agreement, by and between the Company and Pain Mechanix, signed December 1, 2015*
Exhibit 10.2	Supply and Distribution Agreement, by and between the Company and SL Solutions LLC, signed December 1, 2015*

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*	A portion of the Exhibits have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX® INC.

Date: December 7, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director

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